EXHIBIT 99.1

Inuvo Reports 2011 First Quarter Financial Results;
Revenue Increases 26% Over First Quarter 2010

CLEARWATER, FL – May 4, 2011 – Inuvo®, Inc. (NYSE Amex: INUV), an online technology and services company, announced today its financial results for the first quarter.

Inuvo reported today revenue of $11.8 million for the quarter ended March 31, 2011, a 26% increase from the same quarter last year.  Gross profit increased 52% in the first quarter to $5.4 million, resulting in a gross margin of 46% compared to $3.6 million or 38% gross margin for the same quarter last year. This increase in both gross profit and gross margin is a direct result of the Company’s initiative to drive traffic to its owned and operated web sites within the Web Properties segment via search spend.

 “Both of our segments, Performance Marketing and Web Properties, reported healthy year-over-year increases in revenue and gross profit,” said Richard K. Howe, Inuvo’s CEO.  “In 2011, we plan to cultivate and expand our core business while investing in  favorable extensions of those businesses that offer significant growth potential."

The net loss from continuing operations for the quarter ended March 31, 2011 was $1.7 million compared to a net loss from continuing operations of $2.0 million for the same period last year. The current year net loss from continuing operations included a one-time charge for settlement of litigation of $374,000. The net loss including discontinued operations for the first quarter was $1.4 million compared to a $1.0 million loss for the same period last year.

Adjusted EBITDA, a non-GAAP measure was $202,000 in the first quarter of 2011 compared to $(361,000) in the same quarter last year.

Conference Call Information

The Company will host a conference call today, Wednesday, May 4, 2011 at 5:00 p.m. Eastern Time.

Participants can access the call by dialing 888-669-0684 (domestic) or 201-604-0469 (international). In addition, the call will be webcast on the Investor Relations section of the Company's website at www.inuvo.com where it will also be archived for 45 days. A telephone replay will be available through Wednesday, May 18, 2011.

To access the replay, please dial 888-632-8973 (domestic) or 201-499-0429 (international). At the system prompt, enter the code 52871071 followed by the # sign. Playback will automatically begin.

About Inuvo, Inc.

Inuvo®, Inc. (NYSE Amex: INUV), is an online technology and services company specialized in driving clicks, leads and sales through targeting that utilizes unique data and sophisticated analytics.  To find out more about how you can work with Inuvo, please visit http://www.inuvo.com.

Comparable companies include: ValueClick, Inc. (VCLK), Marchex, Inc. (MCHX), InterCLICK, Inc. (ICLK), LookSmart, Ltd. (LOOK), and Local.com Corp. (LOCM).

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this document and elsewhere by Inuvo are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the Company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the Company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward- looking statements include, but are not limited to fluctuations in demand; changes to economic growth in the U.S. economy; government policies and regulations, including, but not limited to those affecting the Internet. Inuvo undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in Inuvo's filings with the Securities and Exchange Commission.

INUVO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2011	December 31, 2010
	(Unaudited)
Assets
Current assets:
Cash	$1,812,141	$118,561
Restricted cash	480,971	140,493
Accounts receivable, net	4,836,934	4,500,894
Other current assets	436,456	523,839
Current assets of discontinued operations	50,000	50,000
Total current assets	7,616,502	5,333,787
Property and equipment, net	2,382,356	2,749,098
Goodwill	3,351,405	3,351,405
Intangible assets	2,699,572	2,511,918
Other assets	68,965	79,324
Total assets	$16,118,800	$14,025,532

Liabilities and stockholders’ equity
Current liabilities:
Term and credit notes payable – current portion	$994,744	$1,850,000
Accounts payable	5,798,800	5,479,796
Deferred revenue	4,783	19,921
Accrued expenses and other current liabilities	2,515,532	1,599,625
Current liabilities of discontinued operations	355,600	712,024
Total current liabilities	9,669,459	9,661,366

Term and credit notes payable – long-term	3,225,000	-
Other long-term liabilities	334,473	356,509
Long-term liabilities of discontinued operations	100,000	-
Total liabilities	13,328,932	10,017,875

Total stockholders’ equity	2,789,868	4,007,657
Total liabilities and stockholders’ equity	$16,118,800	$14,025,532

INUVO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2011	2010
Net revenue	$11,793,495	$9,338,205
Cost of revenue	6,371,466	5,777,963
Gross profit	5,422,029	3,560,242
Operating expenses:
Search costs	2,493,479	493,171
Compensation and telemarketing	2,672,277	2,829,777
Selling, general and administrative	1,435,166	2,043,301
Total operating expenses	6,600,922	5,366,249
Operating loss	(1,178,893)	(1,806,007)
Interest and other expenses, net	(471,469)	(160,256)
Loss from continuing operations before taxes	(1,650,362)	(1,966,263)
Income tax expense	-	(87)
Net loss from continuing operations	(1,650,362)	(1,966,350)
Net income from discontinued operations	257,136	935,115
Net loss	$(1,393,226)	$(1,031,235)

Per common share data:
Basic and diluted:
Net loss from continuing operations	$(0.19)	$(0.23)
Net income from discontinued operations	0.03	0.11
Net loss	$(0.16)	$(0.12)

Weighted average shares (Basic and diluted)	8,558,790	8,443,788

By Segment:

Net revenue:
Performance marketing	$7,497,317	$6,833,681
Web properties	4,296,178	2,504,524
Total	$11,793,495	$9,338,205

Gross profit:
Performance marketing	$1,748,570	$1,660,334
Web properties	3,673,459	1,899,908
Total	$5,422,029	$3,560,242

INUVO, INC.
RECONCILIATION OF NET LOSS FROM CONTINUING OPERATIONS TO ADJUSTED EBITDA
(Unaudited)

	Three Months Ended March 31,
	2011	2010
Net loss from continuing operations	$(1,650,362)	$(1,966,350)
Interest expense, net	96,669	160,256
income tax expense	-	87
Depreciation	414,534	465,773
Amortization	729,573	884,048
Stock based payments	611,575	95,580
Adjusted EBITDA	$201,989	$(360,606)

By Segment:
Performance marketing	$1,244,075	$1,115,881
Web properties	530,704	608,399
Corporate	(1,572,790)	(2,084,886)
Adjusted EBITDA	$201,989	$(360,606)

Reconciliation of Net Loss from Continuing Operations to Adjusted EBITDA

In addition to disclosing financial results in accordance with United States generally accepted accounting principles (“GAAP”), our earnings release contains the non-GAAP financial measure “Adjusted EBITDA.”

Adjusted EBITDA is not a measure of performance defined in accordance with GAAP. However, management believes that Adjusted EBITDA is useful to investors in evaluating the Company’s performance because Adjusted EBITDA is a commonly used financial analysis tool for measuring and comparing companies in the Company’s industry in areas of operating performance.

Management believes that the disclosure of Adjusted EBITDA offers an additional view of the Company’s operations that, when coupled with the GAAP results and the reconciliation to GAAP net loss, provides a more complete understanding of the Company’s results of operations and the factors and trends affecting the Company’s business.

We present Adjusted EBITDA as a supplemental measure of our performance.  We defined Adjusted EBITDA as net loss from continuing operations plus (i) interest expense, net, (ii) provision for taxes, (iii) depreciation and amortization, and (iv) stock based payments.  These further adjustments are itemized above.  You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis.  In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same or similar to some of the adjustments in the presentation.  Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

Contact
Inuvo, Inc.
Wally Ruiz, Chief Financial Officer
727-324-0176
wallace.ruiz@inuvo.com

Investor Relations
Genesis Select Corporation
Budd Zuckerman, President
303-415-0200 ext 106
bzuckerman@genesisselect.com